Exhibit 10.36
 Fourth Amendment to Employment Agreement

This Fourth Amendment to Employment Agreement (the “Amendment”) is entered into as of March 11, 2010 between OMP, Inc., a Delaware corporation (“the Company”) and Steven R. Carlson (“Executive”).

Recitals:

Whereas, Executive and the Company are parties to an Employment Agreement entered into as of March 1, 2005, as amended by the First Amendment to Employment Agreement on or about August 6, 2007, Second Amendment to Employment Agreement as of March 1, 2008 and Third Amendment to Employment Agreement as of December 31, 2009 (collectively, the “Original Agreement”); and

Whereas, Executive and the Company wish to make certain changes to the Original Agreement related to the treatment of certain of Executive’s options upon a Change in Control (as defined in the Original Agreement) of the Company.

Agreement:

Now, Therefore, for due and valid consideration as set forth herein, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. Defined Terms.  Unless otherwise defined, capitalized terms used in this Amendment shall have the meanings assigned to them in the Original Agreement.

2. Change of Control.  Section 3.5 of the Original Agreement shall be amended by addding the following sentence prior to the last sentence of Section 3.5:

“In addition, notwithstanding anything to the contrary contained in this Agreement, the stock option or other agreements evidencing any options or other equity instruments issued after January 1, 2009 pursuant to the 2005 Stock Incentive Plan, as amended (or any successor plan, the “2005 Plan”), in the case of a Change in Control where the consideration being paid is solely in cash, all such options or other equity instruments shall fully vest and, in the case of any outstanding options, shall be exercisable immediately prior to such Change in Control regardless of Executive’s continued employment status. In the case of any Change in Control where the consideration is stock or a combination of stock and cash, the vesting, acceleration and exercisability provisions of the existing agreements evidencing and options or other equity instruments shall continue to govern.  Nothing herein shall effect the acceleration provisions of any options granted to Executive under (i) any predecessor plan to the 2005 Plan or (ii) the 2005 Plan prior to January 1, 2009.”

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3. Remaining Agreement.  Except as set forth in this Amendment, the Original Agreement shall remain in full force and effect without alteration or amendment.

OMP, Inc.
By: /s/ RONALD P. BADIE Ronald P. Badie, Chairman, Compensation Committee
/s/ STEVEN R. CARLSON Steven R. Carlson

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